UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

INTELLICELL BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-49388	91-1966948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Park Avenue, 17th Fl
New York, NY 10022
(Address of principal executive offices) (Zip Code)

(646) 576-8700
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2013 Intellicell Biosciences, Inc. (the “Company”) entered into an agreement (the “Corcon Agreement”) with JKT Construction Inc. D/B/A Corcon (“Corcon”) to settle the previously disclosed litigation matter between the Company and Corcon (the “Corcon Litigation”) relating to that certain debt owed Corcon in the aggregate amount of $547,000 (the “Debt”). For additional information regarding the Corcon Litigation subject to the Corcon Agreement see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2013.  Under the terms of the Corcon Agreement, Corcon has agreed to dismiss the Corcon Litigation in exchange for receiving a payment of $475,000 (the “Purchase Price”) from Hanover Holdings I, LLC (“Hanover”) under the terms of that certain a receivable purchase agreement (the “Corcon Receivable Purchase Agreement”).  As condition to the Corcon Agreement, Hanover and the Company entered into an agreement for Hanover to purchase various debt obligations of, or claims against the Company and to file a civil action under Section 3(a)(10) (the “3(a)(10)  Transaction”) of the Securities Act of 1933, as amended.  Further, as a material inducement to enter into the Corcon Agreement, the Company agreed to escrow 19,000,000 shares of its common stock to be issued to Corcon in the event the 3(a)(10) Transaction was not approved and Purchase Price was not received.  On May 21, 2013, the Supreme Court of the State of New York, County of New York, entered an order approving, among other things, the fairness of the terms and conditions of the 3(a)(10) Transaction as previously disclosed on the Company’s Current Report on Form 8-K filed  with the Commission on May 24, 2013.

The Corcon Litigation was dismissed on May 10, 2013.

On May 8, 2013 (the “Effective Date”), the Company entered into a settlement agreement (the “Settlement Agreement”) with Mendel Bluming (“Bluming”) to settle the previously disclosed litigation matter between the Company and Bluming (the “Bluming Litigation”) relating to that certain promissory note, dated June 3, 2011, in the aggregate principal amount of $500,000 (the “Note”).  For additional information regarding the Bluming Litigation subject to the Settlement Agreement see the Company’s Current Report on Form 8-K filed with the Commission on March 27, 2013.

Under the terms of the Settlement Agreement, Bluming has agreed to dismiss the Bluming Litigation and defer the Company’s obligations under the Note for a period of one year from the Effective Date (the “Deferral”), in exchange for receiving a payment of $35,000 from Hanover under the terms of that certain receivable purchase agreement for attorney’s fees owed by the Company to Bluming under the Note.  As condition to the Settlement Agreement, Hanover and the Company entered into an agreement for Hanover to purchase various debt obligations of, or claims against the Company and to file a civil action under Section 3(a)(10) Transaction.  On May 21, 2013, the Supreme Court of the State of New York, County of New York, entered an order approving, among other things, the fairness of the terms and conditions of the 3(a)(10) Transaction.  In further consideration for the Deferral, the Company has agreed to give Bluming (i) an aggregate of 32,479 shares of the Company’s common stock; (ii) piggy back registration rights on all shares issued to Bluming and on the shares underlying that certain warrant certificate for 1,108,860 shares of the Company’s common stock; and (iii) an option to purchase 233,333 shares of the Company’s common stock at price of $0.15 per share, vesting immediately and expiring on the fifth anniversary of the Effective Date.

The Bluming Litigation was dismissed on May 24, 2013.

The above description of the Corcon Agreement and Settlement Agreement do not purport to be complete and are qualified in their entirety by the full text of the documents themselves attached hereto as exhibits 10.1 and 10.2, respectively.

Item 8.01 Other Events

On May 14, 2013 the Company received a notification from the USPTO that it’s U.S. Patent Apllication No. 13/323,030 for the Invention of “Ultrasonic Cavitation Derived Stromal Vascular Fraction and Cells Derived therefrom obtained from Adipose Tissue and Use thereof”, had been published.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Agreement by and between the Company and Corcon

10.2	Settlement Agreement by and between the Company and Bluming

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: June 6, 2013	By:	/s/ Dr. Steven Victor
Name: Dr. Steven Victor
Title: Chief Executive Officer

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